EXHIBIT 99.2

PROXY

STARCRAFT CORPORATION

1123 SOUTH INDIANA AVENUE

GOSHEN, INDIANA 46526

Special Meeting of Shareholders—•, 2005

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STARCRAFT CORPORATION

The undersigned hereby appoints • and •, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Special Meeting of Shareholders of Starcraft Corporation (“Starcraft” or the “Company”) to be held in the • Room of the •, located at • at • a.m. (Pacific time) on •, 2005, or any adjournment or postponement thereof (the “Starcraft Meeting”), and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as indicated below, and to represent and vote such shares of the undersigned, in the proxy agents’ discretion, on any other matters properly brought before the Starcraft Meeting, all as set forth in the joint proxy statement/prospectus dated •, 2005 and any supplements thereto (the “Joint Proxy Statement/Prospectus”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted FOR the proposal.	Please mark your vote as indicated in this example ☒

THE STARCRAFT BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL DESCRIBED BELOW.

PROPOSAL TO APPROVE THE MERGER AGREEMENT, PLAN OF MERGER AND TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

Proposal to approve the Agreement and Plan Merger dated as of November 23, 2004, among Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”), Quake Sub Inc., an Indiana corporation and a wholly owned subsidiary of Quantum (“Merger Sub”) and Starcraft Corporation, pursuant to which Merger Sub will merge with and into Starcraft, with Starcraft being the surviving corporation and becoming a wholly owned subsidiary of Quantum, as set forth in Annex A to the Joint Proxy Statement/Prospectus. Approval of the merger agreement will include approval of the proposed agreement, the plan of merger and all transactions contemplated by the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign the full corporate or partnership name and indicate the title of the authorized signatory. Receipt of the Notice of the Special Meeting of Stockholders, and Joint Proxy Statement/Prospectus dated •, 2005, is hereby acknowledged by the undersigned.

Dated:                                     , 2005

Signature

Name, typed or printed

Tax identification or social security number

Signature

Name, typed or printed

Tax identification or social security number